UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2026

Flowco Holdings Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42477	99-4382473
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Post Oak Blvd. Suite 450
Houston, Texas		77056
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 997-4877

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	FLOC	New York Stock Exchange
Class A Common Stock, $0.0001 par value per share	FLOC	NYSE Texas, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 2, 2026, Lifting Solutions Holdings Canada Corp., a corporation existing under the laws of Alberta (“Buyer”) and a wholly owned subsidiary of Flowco Holdings Inc. (the “Company”), entered into a Share Purchase Agreement (the “Purchase Agreement”) by and among Buyer, Lifting Solutions Energy Services Inc., a corporation existing under the laws of Alberta (the “Acquired Company”), the shareholders and warrantholders of the Acquired Company (collectively, the “Sellers”), and ARC Equity Management (Fund 7) Ltd., a corporation existing under the federal laws of Canada, solely in its capacity as representative of the Sellers (the “Equityholder Representative”), pursuant to which Buyer agreed to purchase all of the issued and outstanding equity interests of the Acquired Company from the Sellers for an aggregate purchase price of C$159.0 million in cash, subject to customary adjustments as set forth in the Purchase Agreement (the “Acquisition”). The Acquired Company is a vertically integrated manufacturer of artificial lift technologies, including continuous rod and progressing cavity pumps, headquartered in Edmonton, Alberta, Canada. The execution of the Purchase Agreement and the closing of the Acquisition (the “Closing”) occurred simultaneously on October 2, 2026.

In addition, the Sellers are eligible to receive a one-time contingent earnout payment of up to C$10.0 million based on the EBITDA (as defined in the Purchase Agreement) generated by the Acquired Company and its subsidiaries during the twelve-month period commencing on January 1, 2027 and ending on December 31, 2027 (the “EBITDA Measurement Period”). To the extent the EBITDA for the EBITDA Measurement Period exceeds C$32.0 million (the “Earnout Threshold”) but is less than C$36.8 million (the “Earnout Cap”), the Sellers will be entitled to receive a contingent earnout payment determined ratably based on the amount by which such EBITDA exceeds the Earnout Threshold, up to a maximum of C$10.0 million. No earnout payment will be made if such EBITDA is equal to or less than the Earnout Threshold. If EBITDA is equal to or greater than the Earnout Cap, the earnout payment shall be C$10.0 million. Any earnout payment is payable no later than March 31, 2028, subject to certain conditions.

The transaction was structured on a cash-free, debt-free basis. The cash consideration was funded with borrowings under the Company’s five-year senior secured revolving credit facility.

The Purchase Agreement contains customary representations, warranties and covenants by each of the parties to the Purchase Agreement.

Pursuant to the Purchase Agreement, Buyer has agreed to indemnify the Sellers and their affiliates for losses arising from (i) any breach of Buyer’s representations or warranties and (ii) any breach of Buyer’s post-closing covenants and agreements. The Sellers have agreed to indemnify Buyer and its affiliates for certain losses arising from breaches of the Sellers’ representations, warranties and covenants set forth in the Purchase Agreement, subject to certain limitations. This indemnification obligation is (i) joint and several with respect to representations and warranties relating to the Acquired Company and its subsidiaries and certain pre-closing covenants, and (ii) several (and not joint) with respect to each Seller's individual representations, warranties and covenants. Buyer has obtained a representations and warranties insurance policy (the “RWI Policy”) in connection with the Acquisition. Other than in the case of fraud, claims for breaches of the representations and warranties relating to the Acquired Company and its subsidiaries, certain pre-closing covenants and the Sellers’ non-fundamental representations and warranties are subject to a C$0.4 million deductible in the Purchase Agreement, and the Sellers’ liability for such claims is limited to the indemnity escrow, after which the RWI Policy will serve as Buyer’s sole remedy for such claims. Claims related to the Sellers’ fundamental representations and covenants must be satisfied first from the indemnity escrow and then under the RWI Policy before recourse may be sought directly against the applicable Seller, whose liability is several (and not joint), limited to such Seller’s pro rata portion of the applicable losses and capped at the portion of the purchase price actually received by such Seller. The cost of the RWI Policy is borne equally by Buyer and the Sellers, and coverage under the RWI Policy is subject to customary deductibles and certain exclusions.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed herewith as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Purchase Agreement contains representations and warranties by each of the parties to the Purchase Agreement, which were made only for purposes of the Purchase Agreement and as of specified dates. The representations, warranties and covenants in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties to the Purchase Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures, as applicable.

Item 7.01. Regulation FD Disclosure.

On October 2, 2026, the Company issued a press release announcing the closing of the Acquisition. The full text of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

On October 2, 2026, the Company posted an investor presentation to its website related to the announcement of the Acquisition. A copy of the investor presentation is furnished as Exhibit 99.2 hereto and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to Item 7.01 and the press release attached hereto as Exhibit 99.1 and the investor presentation attached hereto as Exhibit 99.2 relating to this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This communication contains “forward-looking statements” and information based on the current beliefs of the Company. Forward-looking statements in this communication are identifiable by the use of the following words, the negative of such words, and other similar words: “anticipates,” “assumes,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “might,” “plans,” “predicts,” “projects,” “seeks,” “should,” “targets,” “will” and “would.” Important factors that could cause actual results to differ from those indicated in the forward-looking statements in this communication include, but are not limited to: (i) the ability to realize the anticipated benefits of the Acquisition, including the outcome of post-closing purchase price adjustments, any contingent earnout payment and any regulatory review, including under the Investment Canada Act; (ii) the anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the combined company’s operations, including the possibility that any of the anticipated benefits of the Acquisition will not be realized or will not be realized within the expected time period; (iii) the ability of the Company to integrate its business with the Acquired Company’s business successfully and to achieve anticipated synergies and value creation; (iv) the risk that disruptions from the Acquisition will harm the Company’s business, including current plans and operations and that management’s time and attention will be diverted on transaction-related issues; (v) potential adverse reactions or changes to business relationships, including with employees, suppliers, customers, competitors or credit rating agencies, resulting from the announcement or completion of the Acquisition; (vi) potential business uncertainty, including the outcome of commercial negotiations and changes to existing business relationships following the Acquisition that could affect the Company’s financial performance and operating results; (vii) legislative, regulatory and economic developments, changes in local, national, or international laws, regulations, and policies affecting the Company; (viii) the possibility that the costs of the Acquisition, including integration costs, may be greater than anticipated, including as a result of unexpected factors or events; (ix) the Company’s ability to employ a sufficient number of skilled and qualified workers to combat the operating hazards inherent in the Company’s industry; (x) changes in the oil and gas industry, including sustained decreases in the supply, demand or price of oil, natural gas, and natural gas liquids; (xi) the competitive nature of the production optimization, artificial lift and oil and gas services industry in which the Company conducts its business; (xii) the impact of adverse weather conditions in oil or gas producing regions; (xiii) the level of, and obligations associated with, the Company’s indebtedness; (xiv) acts of terrorism or outbreak of war, hostilities, civil unrest, attacks against the Company, and other political or security disturbances; (xv) the impacts of pandemics or other public health crises, including the effects of government responses on people and economies; and (xvi) other risk factors and additional information.

The Company believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical experience and present expectations or projections. These risks and uncertainties include, but are not limited to, those discussed throughout the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and those discussed throughout the Part I, Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Part II, Item 1A. “Risk Factors” sections of the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2026 and June 30, 2026, which are available on the Investor Relations page of the Company’s website at https://ir.flowco-inc.com, and on the website of the SEC at www.sec.gov.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1*

Share Purchase Agreement, dated October 2, 2026, by and among Lifting Solutions Holdings Canada Corp., Lifting Solutions Energy Services Inc., the shareholders and warrantholders of Lifting Solutions Energy Services Inc., and ARC Equity Management (Fund 7) Ltd.

99.1	Flowco Holdings Inc. Press Release dated October 2, 2026.
99.2	Investor Presentation dated October 2, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain of the schedules and exhibits to the agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWCO HOLDINGS INC.
Date:	October 2, 2026	By:	/s/ Jonathan W. Byers________________________________
		Name:	Jonathan W. Byers
		Title:	Chief Financial Officer